Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2003 relating to the financial statements of GlobalSantaFe Corporation, which appears in GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated March 31, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

Houston, Texas

February 10, 2004